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                                SIDLEY & AUSTIN
                A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS

       CHICAGO                  875 THIRD AVENUE               WASHINGTON, D.C.
        ----                NEW YORK, NEW YORK 10022                 ----
       DALLAS               TELEPHONE 212 906 2000                  LONDON
        ----                FACSIMILE 212 906 2021                   ----
    LOS ANGELES                                                   SINGAPORE
                                                                     ----
                                  FOUNDED 1866                      TOKYO


WRITER'S DIRECT NUMBER


                                 March 19, 1999



DLJ Commercial Mortgage Corp.
277 Park Avenue
New York, NY  10172

Dear Sirs:

     Reference is made to the prospectus supplement dated March 15, 1999 (the "Prospectus Supplement") and the accompanying prospectus (the "Prospectus") dated March 1, 1999, relating to the offering of eight classes of DLJ Commercial Mortgage Trust 1999-CG1, Commercial Mortgage Pass-Through Certificates, Series 1999-CG1 (the "Offered Certificates").

     We have acted as tax counsel to DLJ Commercial Mortgage Corp. (the "Company") in connection with the issuance of the Offered Certificates. We have reviewed the statements under the heading "Federal Income Tax Consequences" in the Prospectus and the Prospectus Supplement; and, to the extent they constitute matters of Federal tax law or legal conclusions with respect thereto, we hereby confirm our opinion that such statements while not discussing all possible consequences of an investment in the Offered Certificates to all investors, are correct in all material respects and constitute our opinion regarding such matters of Federal tax law. In rendering this opinion, we have relied without independent investigation on the description of the Offered Certificates set forth in the Prospectus Supplement. We hereby consent to the filing of this opinion as part of the Company's Registration Statement on Form S-3 (No. 333-59167) as an exhibit to a Current Report on Form 8K.

     We assume no obligation to update or supplement this letter to reflect any facts or circumstances which may hereafter come to our attention with respect to the opinion expressed above, including any changes in applicable law which may hereafter occur.


                                          Very truly yours,


                                          /s/ Sidley & Austin